Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 8, 2016, with respect to the consolidated financial statements as of and for the years ended February 29, 2016 and February 28, 2015, of UPAY, Inc. which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

July 8, 2016